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                                                                     EXHIBIT 5.1

                        [ALSTON & BIRD LLP LETTERHEAD]





                                October 27, 1997


IRT Property Company
200 Galleria Parkway, N.W.
Suite 1400
Atlanta, Georgia 30339

         Re:  IRT Property Company -- 1,000,000 Shares of $1.00
              Par Value Common Stock

Ladies and Gentlemen:

         We have acted as counsel to IRT Property Company, a Georgia corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Securities Act") of 1,000,000 shares of the common stock, par value $1.00 per share, of the Company (the "Shares") to be offered pursuant to the IRT Property Company Dividend Reinvestment Plan (the "Plan").

         In rendering this opinion, we have examined and relied upon such corporate records, documents and other instruments that in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the authenticity of the originals of such documents, and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. We have made no independent investigations with regard to such matters.

         Based on the foregoing, we are of the opinion that the Shares to be offered pursuant to the plan will be, when issued as contemplated under the Plan, duly authorized, validly issued, fully paid, and non-assessable under the Georgia Business Corporation Code as in effect on this date.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


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IRT Property Company
October 27, 1997
Page 2


         Members of our firm are licensed to practice law in the State of Georgia, and we express no opinion with regard to any law other than the laws of the State of Georgia and the federal laws of the United States of America.


                                               Yours very truly,

                                               ALSTON & BIRD LLP

                                               By: /s/ Ralph F. MacDonald, III
                                                  ------------------------------
                                                  Ralph F. MacDonald, III


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